Exhibit 5.1

July 18, 2025

Hyperscale Data, Inc.

11411 Southern Highlands Pkwy #190

Las Vegas, NV 89141

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Hyperscale Data, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company today with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of the offer and sale from time to time pursuant to Rule 415 promulgated under the Act, of up to an aggregate of $125,000,000 of securities of the Company consisting of (a) shares of Class A common stock, $0.001 par value per share (“Common Stock”), (b) shares of preferred stock, $0.001 par value per share (“Preferred Stock”), (c) senior debt securities or subordinated debt securities (collectively, the “Debt Securities”) to be issued in one or more series under the senior indenture (the “Senior Indenture”) or the subordinated indenture (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), the forms of which are filed as exhibits to the Registration Statement, (d) stock purchase units of the Company (the “Stock Purchase Units”), each consisting of any of the Securities offered hereby, (e) warrants to purchase one or more of the Securities (as hereinafter defined) (the “Warrants”), and (f) Rights to purchase any of the Securities that may be sold under the Registration Statement (the “Rights”). The Common Stock, Preferred Stock, Debt Securities, Stock Purchase Units, Warrants and Rights and any securities issuable upon the conversion, exchange or exercise of the Preferred Stock, Debt Securities, Stock Purchase Units, Warrants or Rights are collectively referred to herein as the “Securities.”

We advise you that we have examined executed originals or copies certified or otherwise identified to our satisfaction of the following documents: (i) the Registration Statement; (ii) the prospectus forming a part of the Registration Statement; (iii) the form of the Senior Indenture, (iv) the form of the Subordinated Indenture, (v) resolutions adopted by the Company’s board of directors (the “Board of Directors”) relating to the registration of the Securities and related matters, (vi) the Company’s Amended and Restated Certificate of Incorporation, as amended to date (the “Certificate of Incorporation”); and (vii) the Company’s Bylaws, as amended to date (the “Bylaws”, and together with the Certificate of Incorporation, the “Constituent Documents”). In addition, we have examined and relied upon such corporate records and other documents, instruments and certificates of officers and representatives of the Company and of public officials, and we have made such examination of law, as we have deemed necessary or appropriate for purposes of the opinion expressed below.

We have assumed for purposes of rendering the opinions set forth herein, without any verification by us, the genuineness of all signatures, the legal capacity of all natural persons to execute and deliver documents, the authenticity and completeness of documents submitted to us as originals and the completeness and conformity with authentic original documents of all documents submitted to us as copies, that all documents, books and records made available to us by the Company are accurate and complete.

For purposes of this opinion letter, we have also assumed that: (a) the Registration Statement and any amendments thereto (including post-effective amendments) shall have become and remain effective under the Act, no stop order with respect thereto shall have been issued, a prospectus supplement shall have been prepared and filed with the Commission describing the Securities offered thereby and such Securities shall have been issued and sold in accordance with the terms set forth in such prospectus supplement; (b) any securities issuable upon conversion, exercise or exchange of any Securities being offered shall have been duly authorized by corporate action and, if appropriate, reserved for issuance upon such conversion, exercise or exchange; (c) at the time of any offering or sale of any shares of Common Stock, Preferred Stock or Securities exercisable, convertible or exchangeable into Common Stock or Preferred Stock, there shall be a sufficient number of shares of Common Stock or Preferred Stock, as applicable, authorized and unissued under the Certificate of Incorporation then in effect and not otherwise reserved for issuance; (d) at the time of issuance of the Securities, the Company shall validly exist and shall be in good standing under the laws of the State of Delaware, and shall have the necessary corporate power for such issuance; (e) any definitive purchase, at-the-market offering, underwriting or similar agreement with respect to any Securities, if applicable, and any applicable Indenture, Stock Purchase Unit Agreement, Warrant Agreement or Rights Agreement (each as hereinafter defined) relating to Debt Securities, Stock Purchase Units, Warrants or Rights, as the case may be, shall constitute legally valid and binding obligations of the parties thereto, enforceable against each of them in accordance with their respective terms, at the time of issuance of the applicable Securities; (f) certificates representing the shares of Common Stock or Preferred Stock, as the case may be, or any Debt Securities, Stock Purchase Units, Warrants, or Rights shall have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations shall have been made in the share or other register of the Company, in each case in accordance with the Constituent Documents and in the manner contemplated by the Registration Statement and/or the applicable prospectus supplement, either (x) against payment therefor in an amount not less than the par value thereof, in the case of Common Stock or Preferred Stock, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the General Corporation Law of the State of Delaware (the “DGCL”), in accordance with the provisions of any applicable definitive purchase agreement, at-the-market offering agreement, underwriting agreement, Indenture, Stock Purchase Unit Agreement, Warrant Agreement, Rights Agreement or similar agreement, if any, approved by the Company or (y) upon conversion, exercise or exchange of any other Security in accordance with the terms of such Security or the instrument governing such Security as approved by the Company, for the consideration approved by the Company (in the case of Common Stock or Preferred Stock in an amount not less than the par value thereof, or such other consideration determined by the Board of Directors, or an authorized committee thereof, as permitted under the DGCL); (g) the Constituent Documents shall be in full force and effect and shall not have been amended, restated, supplemented or otherwise altered, and there shall be no authorization of any such amendment, restatement, supplement or alteration, in each case since the date hereof, other than in connection with the Future Authorization and Issuance of Securities (as hereinafter defined) and (h) the Trustee (as hereinafter defined) has satisfied all regulatory and legal requirements applicable to its activities.

1

For purposes of this opinion letter, we refer to the following as the “Future Authorization and Issuance” of Securities:

(a)	with respect to any of the Securities, (i) the authorization by the Company of the terms, offering and issuance of such Securities (the “Authorization”) and (ii) the issuance of such Securities in accordance with the Authorization therefor upon the receipt by the Company of the consideration to be paid therefor in accordance with the Authorization;

(b)	with respect to Preferred Stock, (i) the establishment of the terms of such Preferred Stock by the Company in conformity with the Certificate of Incorporation and applicable law and (ii) the proper execution, acknowledgement and filing with the Delaware Secretary of State, and the effectiveness of, a certificate of designations to the Certificate of Incorporation setting forth the terms of such Preferred Stock in accordance with the Certificate of Incorporation and applicable law;

(c)	with respect to Debt Securities, (i) the due authorization, valid execution and delivery of the applicable Indenture, or any necessary amendment or supplement thereto or other agreement in respect thereof, if any, (ii) the due qualification under the Trust Indenture Act of 1939, as amended, of any applicable Indenture, if required, and (iii) the establishment of the terms, due authorization, valid execution and delivery of the Debt Security in conformity with the applicable Indenture, if any, or other agreement in respect thereof, if any, and applicable law;

(c)	with respect to the Stock Purchase Units, (i) the due authorization, valid execution and delivery by the Company and the other parties thereto of any agreement under which the Stock Purchase Units are to be issued (each, a “Stock Purchase Unit Agreement”) and (ii) the establishment of the terms of the Stock Purchase Units, and the execution and delivery of the Stock Purchase Units, in conformity with the Stock Purchase Unit Agreement and applicable law;

(d)	with respect to Warrants, (i) the due authorization, valid execution and delivery by the Company and the other parties thereto of any agreement under which the Warrants are to be issued (each, a “Warrant Agreement”) and (ii) the establishment of the terms of the Warrants, and the execution and delivery of the Warrants, in conformity with the Warrant Agreement and applicable law; and

(e)	with respect to Rights, (i) the due authorization, valid execution and delivery by the Company and the other parties thereto of any agreement under which the Rights are to be issued (each, a “Rights Agreement”) and (ii) the establishment of the terms of the Rights, and the execution and delivery of the Rights, in conformity with the Rights Agreement and applicable law.

Based upon the foregoing and subject to the qualifications, assumptions and limitations contained herein, we are of the opinion that:

1.       With respect to the Common Stock, including those shares that are duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Stock Purchase Units, Warrants or Rights, upon the Future Authorization and Issuance of such shares of Common Stock, such shares of Common Stock will be duly authorized, validly issued, fully paid and non-assessable.

2

2.       With respect to one or more series of the Preferred Stock, including those duly issued upon conversion, exchange or exercise of any Debt Securities, Stock Purchase Units, Warrants or Rights, upon the Future Authorization and Issuance of such shares of Preferred Stock, such shares of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable.

3.       With respect to the Debt Securities, including those duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Stock Purchase Units, Warrants or Rights, upon the Future Authorization and Issuance of such Debt Securities, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

4.       With respect to the Stock Purchase Units, including those duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities, Warrants or Rights, upon the Future Authorization and Issuance of the Stock Purchase Units, such Stock Purchase Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.       With respect to the Warrants, including those duly issued upon conversion, exchange or exercise of any Preferred Stock, Debt Securities or Rights, upon the Future Authorization and Issuance of the Warrants, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

6.       With respect to Rights, upon receipt by the Company of such lawful consideration therefore as the Board (or a duly authorized committee thereof) may determine, such Rights will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:

We express no opinion as to: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefore may be brought; (c) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy; (d) the rights or remedies available to any party for violations or breaches of any provisions of the Debt Securities, Stock Purchase Units, Warrants and Rights, as applicable, that are immaterial or the enforcement of which would be unreasonable under the then-existing circumstances, (e) the rights or remedies available to any party for material violations or breaches that are the proximate result of actions taken by any party to the Debt Securities, Stock Purchase Units, Warrants and Rights, as applicable, other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Debt Securities, Stock Purchase Units, Warrants and Rights, as applicable, or that otherwise violate applicable laws, (f) the rights or remedies available to any party that takes discretionary action that is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Debt Securities, Stock Purchase Units, Warrants and Rights, as applicable, permit such action or (g) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law.

The aforesaid opinions as to enforceability of the Debt Securities, Stock Purchase Units, Warrants and Rights also are subject to the qualification that certain provisions of the Debt Securities, Stock Purchase Units, Warrants and Rights, as applicable, may not be enforceable, but (subject to the limitations set forth in clauses (a) through (g) of the immediately preceding paragraph) such unenforceability will not render the Debt Securities, Stock Purchase Units, Warrants and Rights, as applicable, invalid as a whole or substantially interfere with realization of the principal benefits and/or security provided thereby.

We express no opinion (a) concerning the enforceability of any waiver of rights or defenses with respect to stay, extension or usury laws or (b) with respect to whether acceleration of Debt Securities may affect the collectability of any portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon.

This opinion is being furnished at the request of the Company and in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act in connection with the offer and resale of the Securities and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion does not constitute such prior written consent.

We are members of the Bar of the State of New York. We express no opinion as to the effect of any laws other than the laws of the State of New York, the DGCL and the Federal laws of the United States of America, each as in effect on the date hereof.

3

This opinion speaks only at and as of its date and is based solely on the facts and circumstances known to us at and as of such date. We assume no obligation to revise or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in fact or law that may hereafter occur.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that our firm is within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Olshan Frome Wolosky LLP

OLSHAN FROME WOLOSKY LLP

4